SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     On January 5, 2005, the Timken Company (“Company”) sent a notice to all participants of its 401(k) plans, stating that the Company was changing the recordkeeper of the plans. As a result of the time required to effect this change in the plans, on February 2, 2005, a blackout notice was sent to all directors and officers of the Company informing them that they could not purchase, sell, transfer, acquire or dispose of shares of the Company’s common stock or options from March 4, 2005 to the week of April 3, 2005. The notice was provided pursuant to Regulation BTR under the Securities Act of 1934 and section 306 of the Sarbanes-Oxley Act of 2002.

     If the directors or officers have any questions regarding the blackout period and the trading restrictions, they are directed to contact Scott Scherff (330-471-4266), Corporate Secretary & Assistant General Counsel, The Timken Company, GNE-01, 1835 Dueber Avenue, SW, Canton, Ohio 44706-0928.

     A copy of the notice transmitted to the directors and officers of the Company is set forth in Exhibit 99 hereto and is incorporated by reference into this Item.

Exhibits.

99	Notice of Blackout Period to the Directors and Officers of The Timken Company dated February 2, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
	By:	/s/ William R. Burkhart
William R. Burkhart
February 2, 2005		Senior Vice President and General Counsel Date:

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EXHIBIT INDEX

Exhibit Number	Description of Document

99	Notice of Blackout Period to the Directors and Officers of The Timken Company dated February 2, 2005.

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